The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.
     As filed with the Securities and Exchange Commission on December 21, 1995
                                             Registration No. 33-
     ===========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C.  20549

                              _________________________

                                       FORM S-8

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933
                              _________________________

                                  MILTOPE GROUP INC.
                ------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

                    Delaware                                11-2693062
               -------------------------------         -------------------------
               (State or other jurisdiction of         (I.R.S. Employer
               incorporation or organization)          Identification No.)

     500 Richardson Road South, Hope Hull, Alabama          36043
     ---------------------------------------------------------------------------
     (Address of Principal Executive Offices)               (Zip Code)

                                  MILTOPE GROUP INC.
                     1995 Stock Option and Performance Award Plan
                     --------------------------------------------
                               (Full title of the plan)

                                  George K. Webster
                        President and Chief Executive Officer
                                  Miltope Group Inc.
                              500 Richardson Road South
                               Hope Hull, Alabama 36043
                  -------------------------------------------------
                       (Name and address of agent for service)

                                    (334) 284-8665
            -------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                                   With a copy to:

                                 Leonard Gubar, Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                              New York, New York  10019
                                    (212) 603-2000

     ===========================================================================
                           CALCULATION OF REGISTRATION FEE
                           -------------------------------

     Title of      Amount        Proposed         Proposed     Amount of
     securities to to be         maximum          maximum      registration
     be registered registered(1) offering price   aggregate    fee
                                 per share        offering
                                                  price
     ------------- ------------- --------------   ---------    ------------
     Common Stock  375,000 shs.  $2.875 (2)       $1,078,125   $371.77 (3)
     Common Stock  125,000 shs.  $3.23  (4)       $  403,750   $139.22 (5)
                   -------                        ----------   -------
                   500,000 shs.                   $1,481,875   $510.99

     ==========================================================================
     (1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of shares as may become subject to options under the Miltope Group Inc. 1995 Stock Option and Performance Award Plan (the "1995 Plan") as a result of the adjustment provisions contained therein.
     (2) The proposed maximum offering price per share was calculated pursuant to Rule 457(c) using the average of the high and low prices of the Common Stock on The Nasdaq Stock Market's National Market on December 18, 1995.
     (3) The amount of the registration fee for shares of Common Stock issuable with respect to options that may be granted in the future under the 1995 Plan was calculated pursuant to Rule 457(c) using the average of the high and low prices of the Common Stock on The Nasdaq Stock Market's National Market on December 18, 1995.
     (4) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) based upon the average exercise price at which such outstanding options to purchase shares of Common Stock under the 1995 Plan may be exercised.
     (5) The amount of the registration fee for shares of Common Stock issuable upon exercise of outstanding options under the 1995 Plan was calculated pursuant to Rule 457(h) using the prices at which such options may be exercised.

                                       PART I*

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     ITEM 1.   PLAN INFORMATION
               ----------------


     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
               -----------------------------------------------------------



     -----------------
     * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
               ---------------------------------------

               Each of the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

               1. (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

                    (c) The Registrant's Current Report on Form 8-K dated April 18, 1995.

                    (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995.

                    (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1995.

               2. The description of the Common Stock which is contained in the Registrant's Form 8-A filed on April 26, 1985 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES
               -------------------------

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
               --------------------------------------

               Legal matters in connection with the validity of the issuance of the securities offered hereby will be passed upon by Reid & Priest LLP, 40 West 57th Street, New York, New York 10019. Leonard Gubar, a member of such firm, serves as the Secretary of the Registrant.

     Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
               -----------------------------------------

               The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Registrant or is or was serving, at the request of the Registrant, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to indemnify any such person. Article IX of the By-Laws of the Registrant, as amended, provides generally for indemnification of all such directors, officers, employees and agents to the full extent permitted under the above-referenced Delaware statute.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
               -----------------------------------

               Not applicable.

     ITEM 8.   EXHIBITS
               --------

               The following Exhibits are filed herewith as part of this Registration Statement:

               Exhibit No.    Description
               -----------    -----------

               4(a)(1)* Miltope Group Inc. 1995 Stock Option and Performance Award Plan

               4(a)(2)*       Form of Non-Qualified Stock Option
                              Agreement under the 1995 Stock Option
                              and Performance Award Plan

               4(a)(3)* Form of Incentive Stock Option Agreement under the 1995 Stock Option and Performance Award Plan

               5*             Opinion of Reid & Priest LLP

               23(a)*         Consent of Deloitte & Touche LLP

               23(b)*         Consent of Reid & Priest LLP (included
                              in Exhibit 5)

               24*            Power of Attorney (See page II-5)

               99*            Additional Exhibits (Calculation
                              of Registration Fee)

     -----------------
     *Filed herewith.

     ITEM 9.   UNDERTAKINGS
               ------------

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of
               --------  -------
     this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of December, 1995.


                              MILTOPE GROUP INC.


                              By: /s/George K. Webster
                                 ----------------------------------------------
                                  George K. Webster
                                  President and Chief Executive Officer

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints George K. Webster and Leonard Gubar, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign in any and all capacities any and all post-effective amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                Title                           Date


     /s/George K. Webster     President and Chief Executive   December 21, 1995
     -----------------------  Officer (Principal Executive
     George K. Webster        Officer)


     /s/James Matthews        Vice President, Finance and     December 21, 1995
     -----------------------  Chief Financial Officer
     James Matthews           (Principal Financial and
                              Accounting Officer)


     /s/Alvin E. Nashman      Director                        December 21, 1995
     -----------------------
     Alvin E. Nashman


     /s/William Mustard
     ----------------------   Director                        December 21, 1995
     William Mustard
     Director


     ----------------------   Director                        December   , 1995
     Jan H. Stenbeck


     /s/Franklin Miller
     -----------------------  Director                        December 21, 1995
     Franklin Miller


     /s/John Cusick
     -----------------------  Director                        December 21, 1995
     John Cusick


     /s/J. Shelby Bryan
     -----------------------  Director                        December 21, 1995
     J. Shelby Bryan


     /s/William Dickinson     Director                        December 21, 1995
     ----------------------
     William Dickinson


     /s/Richard Pandolfi
     ----------------------   Director                        December 21, 1995
     Richard Pandolfi

                                  INDEX TO EXHIBITS
                                  -----------------



     Exhibit Number      Description of Exhibit             Page
     --------------      ----------------------             ----
     4(a)(1)             Miltope Group Inc. 1995
                         Stock Option and
                         Performance Award Plan..........

     4(a)(2)             Form of Non-Qualified Stock
                         Option Agreement under the
                         1995 Stock Option and
                         Performance Award Plan..........

     4(a)(3)             Form of Incentive Stock
                         Option Agreement under the
                         1995 Stock Option and
                         Performance Award Plan..........

     5                   Opinion of Reid & Priest
                         LLP.............................

     23(a)               Consent of Deloitte & Touche
                         LLP.............................

     23(b)               Consent of Reid & Priest LLP
                         (included with Exhibit 5).......

     24                  Power of Attorney (See page
                         II-5)...........................

     99                  Additional Exhibits (Calculation
                         of Registration Fee)............